August 22, 1997



Ronald R. Richter
Group Vice President
ABN AMRO Bank N.V.
135 South LaSalle Street
Chicago, IL  60674

Dear Ron:

As we have discussed per Section 2.2, reduction of Commitment Amounts, we are reducing the Commitment Amount of both Five-Year and 364-Day credit agreements dated June 17, 1997, to $25,000,000 each. This reduction will still leave a total of $50,000,000 between the agreements.

Sincerely,



James E. Garpow
Assistant Treasurer and Assistant Secretary

JEG/llc

cc:    V. Khilnani
       L. Flom